UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2005

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2005, the Compensation Committee of the Board of Directors of Dril-Quip, Inc. (the “Company”) approved the payment of an annual performance bonus in the amount of $269,000 to each of Messrs. Larry E. Reimert, Gary D. Smith and J. Mike Walker, the Company’s three Co-Chief Executive Officers (the “Co-CEOs”), for the 2004 bonus period. These bonuses were calculated pursuant to the employment contracts each of the Co-CEOs entered into with the Company prior to the closing of the Company’s initial public offering. The bonus amount was determined by reference to (i) the Company’s performance in the 12-month period ending December 31, 2004 against the Company’s annual budget and (ii) the Company’s return on capital compared to that of a peer group of companies for the 12-month period ending September 30, 2004. In addition, the Compensation Committee approved a cash bonus of $50,000 to Jerry M. Brooks, the Company’s Chief Financial Officer, based on the Company’s and his performance in 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Gary D. Smith
Gary D. Smith
Co-Chairman and Co-Chief Executive Officer

Date: March 8, 2005

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